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                                                                  Exhibit (m)(2)

                                   APPENDIX A

Institutional Money Market Fund
   Aon Captives Share Class                                      0.10%

LifePath Retirement Portfolio
   Class R                                                       0.25%
   Class R-1                                                     0.25%

LifePath 2010 Portfolio
   Class R                                                       0.25%

LifePath 2020 Portfolio
   Class R                                                       0.25%
   Class R-1                                                     0.25%

LifePath 2030 Portfolio
   Class R                                                       0.25%
   Class R-1                                                     0.25%

LifePath 2040 Portfolio
   Class R                                                       0.25%
   Class R-1                                                     0.25%

LifePath 2050 Portfolio
   Class R                                                       0.25%
   Class R-1                                                     0.25%

Amended and Approved by the Board of Trustees of Barclays Global Investors Funds on September 3, 2009.

Appendix A to Barclays Global Investors Funds Distribution Plan